UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2003

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4400 Independence Court, Sarasota, Florida	34234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Ex-10.78 Invisa, Inc.

     This Amendment No. 1 to the Current Report on Form 8-K of Invisa, Inc. (the “Company”) amends and restates in its entirety the Current Report on Form 8-K of the Company, dated September 9, 2003 and filed with the Securities and Exchange Commission on September 17, 2003. This Amendment is being filed to include as an exhibit, Exhibit 10.78, the Engagement Agreement dated September 9, 2003 between GM Capital Partners, Ltd. and Invisa, Inc. which was referenced in the Form 8-K as an exhibit thereto and inadvertently omitted and not filed therewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Set forth below is Exhibit 10.78 included as part of this Current Report.

10.78	Engagement Agreement dated September 9, 2003 between GM Capital Partners, Ltd. and Invisa, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: September 17, 2003	By:	/s/ Stephen A. Michael Stephen A. Michael President